SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                        ___________________


                              FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 12, 1999


                          Consumers Bancorp, Inc.
       (Exact name of Registrant as specified in its Charter)


 Ohio                33-79130            34-1771400
(State or other  (Commission File No.)  (IRS Employer
jurisdiction of                        Identification Number)
incorporation)


 614 East Lincoln Way, Minerva, Ohio        44657
(Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code:   (330) 868-7701



                            N/A
  (Former name or former address, if changed since last report)
Item 5.  Other Events

At a duly called and held shareholders meeting of Consumers National Bank (the"Bank") held on May 27,1999, the sole shareholder of the Bank, Consumers Bancorp, Inc. voted to immediately remove John D. Morris from the Bank's Board of Directors. Mr. Morris remains a director on the Consumers Bancorp, Inc. Board of Directors.

        SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                              Consumers Bancorp, Inc.


Date: June 8, 1999          By: /s/ Laurie L. McClellan
                                  Laurie L. McClellan
                                  Chairman